UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2012

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50761 (Commission File Number)	11-3146460 (IRS Employer Identification No.)
14 Plaza Drive Latham, New York (Address of Principal Executive Offices)	12110 (Zip Code)

Registrant’s telephone number, including area code:  (518) 795-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 25, 2012, AngioDynamics, Inc. (“AngioDynamics”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial 8-K”) to report, among other things, the completion of the previously announced acquisition of NM Holding Company, Inc. (“Navilyst”) pursuant to that certain Stock Purchase Agreement, dated as of January 30, 2012, by and among AngioDynamics, Navilyst, the stockholders of Navilyst, the optionholders of Navilyst and Avista Capital Partners GP, LLC, in its capacity as sellers’ representative.  The Initial 8-K omitted the pro forma combined financial information as permitted by Item 9.01(b)(2) of Form 8-K.  This amendment to the Initial 8-K is being filed to provide the pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01.                  Financial Statements and Exhibits.

(b)   Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of AngioDynamics and Navilyst as of February 29, 2012, and the unaudited pro forma condensed combined statements of income for the fiscal year ended May 31, 2011 and the nine months ended February 29, 2012 and the notes thereto are filed as Exhibit 99.4 hereto and incorporated by reference herein.

(d)   Exhibits.

99.4
The unaudited pro forma condensed combined balance sheet of AngioDynamics and Navilyst as of February 29, 2012, and the unaudited pro forma condensed  combined statements of income for the fiscal year ended May 31, 2011 and the nine months ended February 29, 2012 and the notes thereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.

Date: August 3, 2012	By:	/s/ D. Joseph Gersuk
D. Joseph Gersuk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.4
The unaudited pro forma condensed combined balance sheet of AngioDynamics and Navilyst as of February 29, 2012, and the unaudited pro forma condensed combined statements of income for the fiscal year ended May 31, 2011 and the nine months ended February 29, 2012 and the notes thereto.
E